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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 22, 1998 (except for Note 10, which is as of March 28, 1998) which appears on page 39 of P-Com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
January 19, 1999